Limited Power of Attorney

      The undersigned hereby constitutes and appoints Brian D. Zuckerman, Bernard K.
McElroy and each of them (with full power to each of them to act alone), attorneys-in-
fact for the undersigned, in any and all capacities, with the power of substitution, to sign any and all forms regarding my beneficial ownership of securities of The Pep Boys -
Manny, Moe & Jack and its affiliates and successors, including, without limitation,
Forms 3, 4, 5 and ID, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

      In witness whereof, the undersigned has caused this Limited Power of Attorney to be signed on March 13, 2013.

        Signature: /s/ Robert Rosenblatt

     Name: Robert Rosenblatt

State of Pennsylvania

County of Philadelphia

On March 13, 2013, before me personally appeared Robert Rosenblatt, to me known to be the individual described in and who executed the foregoing Limited Power of
Attorney, and duly acknowledged to me that he/she executed the same.

     /s/ Kelly Diane Baran
     Notary Public